UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) : June 30, 2009
Commission File No. 333-136643

ONE HOLDINGS, CORP.

(Exact name of registrant as specified in its charter)

Florida	59-3656663
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

318 Holiday Drive, Hallandale Beach, FL., 33009

(Address of principal executive offices)

(305) 562-5100

(Issuer  telephone number)

Contracted Services, Inc.
5222 110th Avenue North, Clearwater, Florida 33760

(Former Name and Address)

ITEM 4.01                           Change in Registrant’s Certifying Accountant

Effective June 30, 2009 Randall N. Drake, CPA, PA was dismissed as the independent auditor of ONE Holdings, Corp. (f/k/a/Contracted Services Inc.), a Florida Corporation (the “Registrant”) and  Jewett, Schwartz, Wolfe & Associates (JSW) was engaged as the Registrant’s independent auditors.

The reports on the Registrant’s financial statements for each of the two fiscal years ending December 31, 2007 and 2008 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Registrant’s financial statements for each of the two fiscal years ended December 31, 2007 and 2008 and through March 31, 2009 there were no disagreements with Randall N. Drake, CPA, PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Randall N. Drake, CPA, PA would have caused the auditor to make reference to the matter in its reports.

The Registrant has provided Randall N. Drake, CPA, PA with a copy of this current report on Form 8-K and has requested Randall N. Drake, CPA, PA to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements.  Randall N. Drake’s response letter, dated June 30, 2009, is filed as Exhibit 16.1 to this current report on Form 8-K.

Prior to JSW’s engagement, the Registrant did not consult with JSW regarding either the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01                            Financial Statements and Exhibits

EXHIBIT 16.1                     Randall N. Drake, CPA, PA Response Letter

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE Holdings, Corp.

June 30, 2009	/s/ Marius Silvasan
Marius Silvasan
Director and Interim President

EXHIBIT INDEX

Exhibits to this Form 8-K

Exhibit No.	Description
16.1	Randall N. Drake, CPA, PA Response Letter